Product supplement no. 28-I To prospectus dated November 14, 2011 and prospectus supplement dated November 14, 2011	Registration Statement No. 333-177923 Dated August 7, 2012 Rule 424(b)(2)
Return Notes Linked to an Index
General
•
JPMorgan Chase & Co. may from time to time offer and sell return notes linked to an index as described below.  This product supplement no. 28-I describes terms that will apply generally to the notes, and supplements the terms described in the accompanying prospectus supplement and prospectus.  A separate term sheet or pricing supplement, as the case may be, will describe terms that apply to the specific issuances of the notes, including any changes to the terms specified below.  We refer to such term sheets and pricing supplements generally as terms supplements.  A separate underlying supplement or the relevant terms supplement will describe any index not described in this product supplement and to which the notes are linked.  If the terms described in the relevant terms supplement are inconsistent with those described in this product supplement or in any related underlying supplement or in the accompanying prospectus supplement or prospectus, the terms described in the relevant terms supplement will control.

•	The notes are senior unsecured obligations of JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Chase & Co.
•	Payment is linked to an index, subject to a Deduction Amount, as described below.
•	For important information about tax consequences, see “Material U.S. Federal Income Tax Consequences” beginning on page PS-26.
•	Minimum denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement.
•	Investing in the notes is not equivalent to investing in the Index or any of the securities underlying the Index.
•	The notes will not be listed on any securities exchange unless otherwise specified in the relevant terms supplement.
Key Terms
Index:	The relevant terms supplement will specify the Index (the “Index”)
Payment at Maturity:
Unless otherwise specified in the relevant terms supplement, your return will be linked to the performance of the Index, minus a Deduction Amount, as described below.  Unless otherwise specified in the relevant terms supplement, your payment at maturity per $1,000 principal amount note will be calculated as follows:
$1,000 × (1 + Index Return) – Deduction Amount
In no event, however, will the payment at maturity be less than $0.
You will lose some or all of your investment at maturity if the Index Return is negative or if the Index does not appreciate sufficiently to offset the negative effect of the Deduction Amount.

Deduction Amount:	If applicable, an amount determined in the manner specified in the relevant terms supplement
Index Return:	Unless otherwise specified in the relevant terms supplement: Ending Index Level – Initial Index Level (or Strike Level, if applicable) Initial Index Level (or Strike Level, if applicable)
Initial Index Level:
The daily Index level on the pricing date or such other date as specified in the relevant terms supplement, or the arithmetic average of the daily Index levels on each of the Initial Averaging Dates, if so specified in the relevant terms supplement.

Ending Index Level:
The daily Index level on the Observation Date or such other date as specified in the relevant terms supplement, or the arithmetic average of the daily Index levels on each of the Ending Averaging Dates, if so specified in the relevant terms supplement.

Strike Level:
The relevant terms supplement may specify an Index level other than the Initial Index Level to be used for calculating the Index Return and the amount payable at maturity, if any, which we refer to as the “Strike Level.”  The Strike Level may be based on and/or expressed as a percentage of the daily Index level as of a specified date, or may be determined without regard to the daily Index level as of a particular date. For example, the relevant terms supplement may specify that a Strike Level equal to 95% of the Initial Index Level will be used to calculate the Index Return.

Initial Averaging Dates:
As specified, if applicable, in the relevant terms supplement.  Any Initial Averaging Date is subject to postponement in the event of certain market disruption events or non-index business days and as described under “Description of Notes — Postponement of a Determination Date.”

Index Valuation Date(s):
The Ending Index Level will be calculated on either a single date, which we refer to as the Observation Date, or on several dates, each of which we refer to as an Ending Averaging Date, as specified in the relevant terms supplement.  We refer to such dates generally as Index Valuation Dates in this product supplement.  Any Index Valuation Date is subject to postponement in the event of certain market disruption events or non-index business days and as described under “Description of Notes — Postponement of a Determination Date.”

Maturity Date:
As specified in the relevant terms supplement.  The maturity date of the notes is subject to postponement in the event of certain market disruption events and as described under “Description of Notes — Payment at Maturity.”

Investing in the notes involves a number of risks.  See “Risk Factors” beginning on page PS-4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this product supplement no. 28-I, the accompanying prospectus supplement and prospectus, or any related underlying supplement or terms supplement.  Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

August 7, 2012

TABLE OF CONTENTS

 Page
Description of Notes	PS-1
Risk Factors	PS-4
Use of Proceeds and Hedging	PS-15
The iBoxx® $ Liquid High Yield Index	PS-16
Other Indices	PS-21
General Terms of Notes	PS-22
Material U.S. Federal Income Tax Consequences	PS-26
Plan of Distribution (Conflicts of Interest)	PS-30
Notice to Investors	PS-32
Benefit Plan Investor Considerations	PS-39

We have not authorized anyone to provide any information other than that contained or incorporated by reference in the relevant terms supplement, any related underlying supplement, this product supplement no. 28-I and the accompanying prospectus supplement and prospectus with respect to the notes offered by the relevant terms supplement and with respect to JPMorgan Chase & Co.  We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This product supplement no. 28-I, together with the relevant terms supplement, any related underlying supplement and the accompanying prospectus and prospectus supplement, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours.  The information in the relevant terms supplement, any related underlying supplement, this product supplement no. 28-I and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

The notes described in the relevant terms supplement and this product supplement no. 28-I are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers.  You should be aware that the regulations of Financial Industry Regulatory Authority, Inc., or FINRA, and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes.  The relevant terms supplement, any related underlying supplement, this product supplement no. 28-I and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the notes in any circumstances in which such offer or solicitation is unlawful.

In this product supplement no. 28-I, any related underlying supplement, the relevant terms supplement and the accompanying prospectus supplement and prospectus, “we,” “us” and “our” refer to JPMorgan Chase & Co., unless the context requires otherwise.

DESCRIPTION OF NOTES

The following description of the terms of the notes supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.  A separate terms supplement will describe the terms that apply to specific issuances of the notes, including any changes to the terms specified below.  A separate underlying supplement or the relevant terms supplement will describe any index not described in this product supplement to which the notes are linked.  Capitalized terms used but not defined in this product supplement no. 28-I have the meanings assigned in the accompanying prospectus supplement, prospectus, the relevant terms supplement and any related underlying supplement.  The term “note” refers to each $1,000 principal amount of our Return Notes Linked to an Index.

General

The notes are senior unsecured obligations of JPMorgan Chase & Co. that are linked to an index as specified in the relevant terms supplement (the “Index”).  The notes are a series of debt securities referred to in the accompanying prospectus supplement and prospectus.  The notes will be issued by JPMorgan Chase & Co. under an indenture dated May 25, 2001, as may be amended or supplemented from time to time, between us and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee.

The notes do not pay interest and do not guarantee any return of principal at, or prior to, maturity; therefore, you must be aware of the risk that you may lose some or all of the principal amount of your notes at maturity.  At maturity you will receive a payment in cash, the amount of which will vary depending on the performance of the Index, the Deduction Amount and whether the notes have a Strike Level.  Any payment on the notes is subject to the credit risk of JPMorgan Chase & Co.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or by any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

The notes are our unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured and unsubordinated obligations.

The notes will be issued in denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement.  The principal amount and issue price of each note are $1,000, unless otherwise specified in the relevant terms supplement.  The notes will be represented by one or more permanent global notes registered in the name of The Depository Trust Company, or DTC, or its nominee, as described under “Description of Notes — Forms of Notes” in the accompanying prospectus supplement and “Forms of Securities — Book-Entry System” in the accompanying prospectus.

The terms of specific issuances of the notes will be described in the relevant terms supplement accompanying this product supplement no. 28-I and any related underlying supplement.  The terms described in that document supplement those described in this product supplement and in any related underlying supplement, the accompanying prospectus and prospectus supplement.  If the terms described in the relevant terms supplement are inconsistent with those described in this product supplement or in any related underlying supplement, the accompanying prospectus or prospectus supplement, the terms described in the relevant terms supplement will control.

Payment at Maturity

The maturity date for the notes will be set forth in the relevant terms supplement and is subject to postponement if that day is not a business day or if the final Index Valuation Date is postponed as described under “— Postponement of a Determination Date” below.

Unless otherwise specified in the relevant terms supplement, your return will be linked to the performance of the Index, minus a Deduction Amount, as described below.  Unless otherwise specified in the relevant terms supplement, your payment at maturity per $1,000 principal amount note will be calculated as follows:

$1,000 × (1 + Index Return) – Deduction Amount

In no event, however, will the payment at maturity be less than $0.

You will lose some or all of your investment at maturity if the Index Return is negative or if the Index does not appreciate sufficiently to offset the negative effect of the Deduction Amount.

The “Deduction Amount” will be specified in the relevant terms supplement, which will be greater than zero.

Unless otherwise specified in the relevant terms supplement, the “Index Return,” as calculated by the calculation agent, is the percentage change in the daily Index level calculated by comparing the Ending Index Level to the Initial Index Level (or Strike Level, if applicable).  The relevant terms supplement will specify the manner in which the Initial Index Level (or Strike Level, if applicable) and the Ending Index Level will be determined.  The Index Return, unless otherwise specified in the relevant terms supplement, is calculated as follows:

Index Return =	Ending Index Level – Initial Index Level (or Strike Level, if applicable)
Initial Index Level (or Strike Level, if applicable)

Unless otherwise specified in the relevant terms supplement, the “Initial Index Level” means the daily Index level on the pricing date or such other date as specified in the relevant terms supplement, or the arithmetic average of the daily Index levels on each of the Initial Averaging Dates, if so specified in the relevant terms supplement.

Unless otherwise specified in the relevant terms supplement, the “Ending Index Level” means the daily Index level on the Observation Date or such other date as specified in the relevant terms supplement, or the arithmetic average of the daily Index levels on each of the Ending Averaging Dates, if so specified in the relevant terms supplement.

The relevant terms supplement may specify an Index level other than the Initial Index Level, which we refer to as the “Strike Level,” to be used for calculating the Index Return and the amount payable at maturity, if any.  The Strike Level may be based on and/or expressed as a percentage of the daily Index level as of a specified date, or may be determined without regard to the daily Index level as of a particular date. For example, the relevant terms supplement may specify that a Strike Level equal to 95% of the Initial Index Level will be used to calculate the Index Return.

Unless otherwise specified in the relevant terms supplement, the “daily Index level” of the Index or any relevant successor index (as defined under “General Terms of Notes — Discontinuation of the Index; Alteration of Method of Calculation”) on any relevant day will equal the official closing level of the Index or that successor index, as applicable, published with respect to that day.  In certain circumstances, the daily Index level of the Index or any relevant successor index will be based on the alternative calculation of that Index described under “— Postponement of a Determination Date” or “General Terms of Notes —Discontinuation of the Index; Alteration of Method of Calculation.”

The “Initial Averaging Dates,” if applicable, will be specified in the relevant terms supplement, and any such date is subject to adjustment as described under “Postponement of a Determination Date” below.

The “Index Valuation Date(s),” which will be either a single date, which we refer to as the “Observation Date,” or several dates, each of which we refer to as an “Ending Averaging Date,” will be specified in the relevant terms supplement, and any such date is subject to adjustment as described under “Postponement of a Determination Date” below.

The “maturity date” will be specified in the relevant terms supplement and is subject to adjustment as described below.  If the scheduled maturity date (as specified in the relevant terms supplement) is not a business day, then the maturity date will be the next succeeding business day following such scheduled maturity date.  If, due to a market disruption event or otherwise, the final Index Valuation Date is postponed so that it falls less than three business days prior to the scheduled maturity date, the maturity date will be the third business day following the final Index Valuation Date, as postponed, unless otherwise specified in the relevant terms supplement.  We describe market disruption events under “General Terms of Notes — Market Disruption Events.”

We will irrevocably deposit with DTC no later than the opening of business on the applicable date or dates funds sufficient to make payments of the amount payable, if any, with respect to the notes on the applicable date or dates.  We will give DTC irrevocable instructions and authority to pay the applicable amount to the holders of the notes entitled thereto.

A “business day” is, unless otherwise specified in the relevant terms supplement, any day other than a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close or a day on which transactions in U.S. dollars are not conducted.

An “index business day” is, unless otherwise specified in the relevant terms supplement or any relevant underlying supplement, any day with respect to which the daily Index level is calculated and published by the Index Sponsor by the regularly scheduled time of publication.

The “calculation agent” is the agent appointed by us to make certain calculations for the notes, which initially will be J.P. Morgan Securities LLC (“JPMS”). See “General Terms of Notes — Calculation Agent” below. JPMS is our affiliate and may have interests adverse to yours. Please see “Risk Factors — Risks Relating to the Notes Generally — We or our affiliates may have economic interests that are adverse to those of the holders of the notes due to JPMS’s role as calculation agent.”

Subject to the foregoing and to applicable law (including, without limitation, U.S. federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding notes by tender, in the open market or by private agreement.

Postponement of a Determination Date

In this product supplement, we refer to each Initial Averaging Date and each Index Valuation Date as a “Determination Date.”

If a Determination Date is not an index business day or there is a market disruption event on that day (any such day, a “Disrupted Day”), the applicable Determination Date will be postponed to the immediately succeeding business day that is not a Disrupted Day.  In no event, however, will any Determination Date be postponed to a date that is after the fifth business day following that Determination Date, as originally scheduled (a “Final Disrupted Determination Date”).

If a Determination Date has been postponed to the applicable Final Disrupted Determination Date and that day is a Disrupted Day, the calculation agent will determine the daily Index level for that Determination Date on that Final Disrupted Determination Date, unless otherwise specified in the relevant terms supplement or any relevant underlying supplement, in good faith and in a commercially reasonable manner.

RISK FACTORS

Your investment in the notes will involve certain risks.  The notes do not pay interest or guarantee any return of principal at, or prior to, maturity.  Investing in the notes is not equivalent to investing in the Index or any of the securities underlying the Index.  In addition, your investment in the notes entails other risks not associated with an investment in conventional debt securities.  You should consider carefully the following discussion of risks before you decide that an investment in the notes is suitable for you.

Risks Relating to the Notes Generally

The notes do not pay interest or guarantee the return of your investment.

The notes do not pay interest and may not return any of your investment.  The amount payable at maturity, if any, will reflect the performance of the Index, minus the Deduction Amount.  This amount will be determined pursuant to the terms described in this product supplement no. 28-I and the relevant terms supplement.  If the Ending Index Level is less than the Initial Index Level (or Strike Level, if applicable) or is not greater than the Initial Index Level (or Strike Level, if applicable) by a percentage sufficient to offset the negative effect of the Deduction Amount, you will lose some or all of your investment in the notes at maturity.

The Deduction Amount will reduce your payment at maturity.

The Deduction Amount will be an amount that will be subtracted from your payment at maturity.  Because the Deduction Amount will reduce your payment at maturity, you will lose some of your investment even if the Ending Index Level is greater than the Initial Index Level (or Strike Level, if applicable) if the Ending Index Level is not greater than the Initial Index Level (or Strike Level, if applicable) by a percentage sufficient to offset the negative effect of the Deduction Amount.

The notes are subject to the credit risk of JPMorgan Chase & Co.

The notes are subject to the credit risk of JPMorgan Chase & Co., and our credit ratings and credit spreads may adversely affect the market value of the notes. Investors are dependent on JPMorgan Chase & Co.’s ability to pay all amounts due on the notes, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Any decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to affect adversely the value of the notes. If we were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.

Our offering of the notes does not constitute an expression of our view about, or a recommendation of, any Index or the securities included in the Index.

You should not take our offering of the notes as an expression of our views about how the Index or the securities included in the Index will perform in the future or as a recommendation to invest (directly or indirectly, by taking a long or short position) in the Index or the securities included in the Index, including through an investment in the notes.  As a global financial institution, we and our affiliates may, and often do, have positions (long or short) in the Index and securities included the Index that conflict with an investment in the notes.  See “— We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our hedging and other trading activities” and “Use of Proceeds and Hedging” in this product supplement for some examples of potential conflicting positions we may have.  You should undertake an independent determination of whether an investment in the notes is suitable for you in light of your specific investment objectives and financial resources.

We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our hedging and other trading activities.

In anticipation of the sale of the notes, we expect to hedge our obligations under the notes through certain affiliates or unaffiliated counterparties by taking positions in instruments the value of which is derived from the Index or the securities that compose the Index.  We may also adjust our hedge by, among other things, purchasing or selling instruments the value of which is derived from the Index or the securities that compose the Index at any time and from time to time, and close out or unwind our hedge by selling any of the foregoing on or before any Index Valuation Date.  Such hedging activities may be undertaken on a portfolio basis with respect to some or all of our and our affiliates’ exposure to specific levels (including exposure unrelated to the notes).  By hedging on a portfolio basis, we may hedge our entire obligations, a portion of our obligations or none of our obligations, and the amount of our hedge may change at any time.  We cannot give you any assurances that our hedging will not negatively affect the level of the Index or the performance of the notes.  See “Use of Proceeds and Hedging” below for additional information about our hedging activities.

This hedging activity may present a conflict of interest between your interest as a holder of the notes and the interests our affiliates have in executing, maintaining and adjusting hedge transactions. These hedging activities could also affect the price at which JPMS is willing to purchase your notes in the secondary market.

Our hedging counterparties expect to make a profit. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss.

JPMS and other affiliates of ours also trade the securities underlying the Index and other financial instruments related to the Index and the securities that compose the Index on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management and to facilitate transactions, including block transactions, on behalf of customers.  While we cannot predict an outcome, any of these hedging activities or other trading activities of ours could potentially increase the daily Index level on the pricing date or any Initial Averaging Date, as applicable, and/or decrease the daily Index level on any Index Valuation Date, which could adversely affect your payment at maturity.

It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the notes declines.

We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our business activities.

We or our affiliates may currently or from time to time engage in business with companies the securities of which are included in the Index, including extending loans to, or making equity investments in, or providing advisory services to them, including merger and acquisition advisory services.  In the course of this business, we or our affiliates may acquire non-public information about the companies, and we will not disclose any such information to you. In addition, we or one or more of our affiliates may publish research reports or otherwise express views about the companies the securities of which are included in the Index. Any prospective purchaser of notes should undertake an independent investigation of each company the securities of which are included in the Index as in its judgment is appropriate to make an informed decision with respect to an investment in the notes. We do not make any representation or warranty to any purchaser of a note with respect to any matters whatsoever relating to our business with companies the securities of which are included in the Index or future price movements of the securities that compose the Index.

Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for issuances of other securities or financial instruments with returns linked or related to changes in the level of the Index or the securities that compose the Index.  To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the notes.  By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the notes.

We or one of our affiliates may currently or from time to time engage in trading activities related to the currencies in which the securities composing a foreign Index are denominated.  These trading activities could potentially affect the exchange rates with respect to such currencies and, if currency exchange rate calculations are involved in the calculation of the daily Index levels of that foreign Index, could affect the daily Index levels of that foreign Index and, accordingly, if the notes are linked to that foreign Index, the value of the notes.  A “foreign Index” is one that is composed primarily of securities issues by non-U.S. companies.

In the course of our or our affiliates’ currency trading activities, we or our affiliates may acquire material nonpublic information with respect to currency exchange rates, and we will not disclose any such information to you.  In addition, one or more of our affiliates may produce and/or publish research reports, or otherwise express views, with respect to expected movements in currency exchange rates.  We do not make any representation or warranty to any purchaser of notes with respect to any matters whatsoever relating to future currency exchange rate movements and, if the notes are linked to a foreign Index, any prospective purchaser of the notes should undertake an independent investigation of the currencies in which securities composing that foreign Index are denominated and their related exchange rates as, in its judgment, is appropriate to make an informed decision with respect to an investment in the notes.

We or our affiliates may have economic interests that are adverse to those of the holders of the notes due to J.P. Morgan Securities LLC’s role as calculation agent.

JPMS, one of our affiliates, will act as the calculation agent.  The calculation agent will determine, among other things, the Initial Index Level, the Strike Level, if applicable, the daily Index level on each Initial Averaging Date, if applicable, and each Index Valuation Date, the Ending Index Level, the Index Return and the amount, if any, that we will pay you at maturity.  In addition, the calculation agent will determine, among other things:

•	whether a market disruption event has occurred; and

•
whether the Index has been discontinued, whether the method of calculating the Index has changed in a material respect or whether the Index has been otherwise modified so that it does not, in the opinion of the calculation agent, fairly represent the level of the Index had those changes or modifications not been made and, if applicable, which index to select as a successor index.

In performing these duties, JPMS may have interests adverse to the interests of the holders of the notes, which may affect your return on the notes, particularly where JPMS, as the calculation agent, is entitled to exercise discretion.

JPMS and its affiliates may have published research, expressed opinions or provided recommendations that are inconsistent with investing in or holding the notes, and may do so in the future.  Any such research, opinions or recommendations could affect the market value of the notes.

JPMS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the notes.  JPMS and its affiliates may have published research or other opinions that call into question the investment view implicit in an investment in the notes.  Any research, opinions or recommendations expressed by JPMS or its affiliates may not be consistent with each other and may be modified from time to time without notice.  Investors should make their own independent investigation of the merits of investing in the notes and of the Index and the securities underlying the Index.

Secondary trading may be limited.

Unless otherwise specified in the relevant terms supplement, the notes will not be listed on any securities exchange. There may be little or no secondary market for the notes. Even if there is a secondary market for the notes, it may not provide enough liquidity to allow you to trade or sell the notes easily.

JPMS may act as a market maker for the notes, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMS is willing to buy the notes. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the notes.

The inclusion in the original issue price of each agent’s commission and the estimated cost of hedging our obligations under the notes is likely to affect adversely the value of the notes prior to maturity.

While the payment at maturity will be based on the full principal amount of your notes as described in the relevant terms supplement, the original issue price of the notes includes each agent’s commission and the estimated cost of hedging our obligations under the notes. An agent’s commission or the estimated cost (see “Use of Proceeds and Hedging”) includes the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which JPMS will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any of those prices may differ from values determined by pricing models used by JPMS, as a result of this compensation or other transaction costs.

The Ending Index Level may be less than the daily Index level at other times during the term of the notes.

Because the Ending Index Level is calculated based on the daily Index level on one or more Index Valuation Dates during the term of the notes, the level of the Index at other times during the term of the notes, including dates near the Index Valuation Date(s), could be higher than the Ending Index Level.  This difference could be particularly large if there is a significant increase in the level of the Index after the final Index Valuation Date, or if there is a significant decrease in the level of the Index around the time of the Index Valuation Date(s), or if there is significant volatility in the daily Index levels during the term of the notes (especially on dates near the Index Valuation Date(s)). For example, when the Index Valuation Date(s) are near the end of the term of the notes, if the daily Index levels increase or remain relatively constant during the initial term of the notes and then decrease below the Initial Index Level (or Strike Level, if applicable), the Ending Index Level may be significantly less than if it were calculated on a date earlier than the Index Valuation Date(s).  Under these circumstances, you may receive a lower payment at maturity than you would have received if you had invested in the Index or any of its component securities or contracts relating to the Index for which there is an active secondary market.

The notes are designed to be held to maturity.

The notes are not designed to be short-term trading instruments. The price at which you will be able to sell your notes to us or our affiliates prior to maturity, if at all, may be at a substantial discount from the principal amount of the notes, even in cases where the Index has appreciated since the pricing date.  The potential returns described in the relevant terms supplement assume that your notes are held to maturity.

Prior to maturity, the value of the notes will be influenced by many unpredictable factors.

Many economic and market factors will influence the value of the notes.  We expect that, generally, the level of the Index on any day will affect the value of the notes more than any other single factor. However, you should not expect the value of the notes in the secondary market to vary in proportion to changes in the level of the Index.  The value of the notes will be affected by a number of other factors that may either offset or magnify each other, including:

•	the actual and expected frequency and magnitude of changes in the Index (i.e. volatility);

•	the time to maturity of the notes;

•	interest and yield rates in the market generally as well as in each of the markets of the securities composing the Index;

•
economic, financial, political, regulatory and judicial events that affect the securities included in the Index or stock markets generally and that may affect the daily Index level on any Index Valuation Date or any Initial Averaging Date, if applicable;

•
for notes linked to a foreign Index, the exchange rate and the volatility of the exchange rate between the U.S. dollar and the currencies in which the securities composing the Index are traded, and, if the Index is calculated in one currency and the securities composing the Index are traded in one or more other currencies, the correlation between those rates and the level of the Index; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

Some or all of these factors will influence the price you will receive if you choose to sell your notes prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors. You may have to sell your notes at a substantial discount from the principal amount if the Ending Index Level is at, below or not sufficiently above the Initial Index Level (or Strike Level, if applicable).

You cannot predict the future performance of the Index based on its historical performance.  The level of the Index may decrease such that you may not receive any return of your investment.  If the Ending Index Level is less than the Initial Index Level (or Strike Level, if applicable) or is not greater than the Initial Index Level (or Strike Level, if applicable) by a percentage sufficient to offset the negative effect of the Deduction Amount, you will lose some or all of your investment in the notes at maturity.  There can be no assurance that the level of the Index will not decrease so that at maturity you will not lose some or all of your investment.

The value of the Initial Index Level may be determined after the issue date of the notes.

If so specified in the relevant terms supplement, the Initial Index Level will be determined based on the arithmetic average of the daily Index levels on the Initial Averaging Dates specified in that relevant terms supplement.  One or more of the Initial Averaging Dates specified may occur on or following the issue date of the notes; as a result, the Initial Index Level may not be determined, and you may therefore not know the value of such Initial Index Level, until after the issue date.  Similarly, the global note certificate representing the notes, which will be deposited with DTC on the issue date as described under “General Terms of Notes — Book-Entry Only Issuance — The Depository Trust Company,” will not set forth the value of the Initial Index Level for the Index.  If the daily Index levels on the Initial Averaging Dates that occur after the issue date are higher than the daily Index level on the issue date, this may establish higher levels that the Index must achieve for you to obtain a positive return on your investment or avoid a loss of principal at maturity.

Market disruptions may adversely affect your return.

The calculation agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents it from properly determining the daily Index level on any Initial Averaging Date, if applicable, or any Index Valuation Date, or the Index Return, and calculating the amount that we are required to pay you, if any, at maturity.  These events may include disruptions or suspensions of trading in the markets as a whole.  If the calculation agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the notes, it is possible that any Initial Averaging Date, if applicable, or any Index Valuation Date and the maturity date will be postponed and your return will be adversely affected.  See “General Terms of Notes — Market Disruption Events.”  Moreover, if any Determination Date is postponed to the last possible day and the daily Index level of the Index is not available on that day because of a market disruption event or because that day is not a trading day, the calculation agent will nevertheless determine the daily Index level of the Index on such last possible day. See “Description of Notes — Postponement of a Determination Date” for more information.

Standard & Poor’s recent downgrade of the U.S. government’s credit rating, and any future downgrades by credit rating agencies, may adversely affect the performance of the Index and the notes.

On August 6, 2011, Standard & Poor’s Ratings Services (“Standard & Poor’s”), downgraded the U.S. government’s credit rating from AAA to AA+.  Additionally, Standard & Poor’s and Moody’s Investor Services, Inc. have assigned a negative outlook on the U.S. government’s credit rating, meaning that the agencies may downgrade the U.S. government’s credit rating in the next year or two.  The recent downgrade has increased and may continue to increase volatility in the global equity and credit markets, which may adversely affect the level of the Index.  Future downgrades by credit ratings agencies may also increase this volatility.  All of the above may adversely affect the performance of the Index and the notes.

The tax consequences of an investment in the notes are unclear.

There is no direct legal authority as to the proper U.S. federal income tax treatment of the notes, and we do not intend to request a ruling from the Internal Revenue Service (the “IRS”) regarding the notes.  The IRS might not accept, and a court might not uphold, the treatment of the notes as open transactions that are not debt instruments, as described in “Material U.S. Federal Income Tax Consequences.”  If the IRS were successful in asserting an alternative treatment for the notes, the timing and/or character of income on the notes could be affected materially and adversely.  In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the notes.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by Non-U.S. Holders should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect.  Both U.S. and Non-U.S. Holders should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in this product supplement no. 28-I and consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by this notice.

JPMorgan Chase & Co. employees holding the notes must comply with policies that limit their ability to trade the notes and may affect the value of their notes.

If you are an employee of JPMorgan Chase & Co. or one of its affiliates, you may only acquire the notes for investment purposes and you must comply with all of our internal policies and procedures.  Because these policies and procedures limit the dates and times that you may transact in the notes, you may not be able to purchase any notes described in the relevant terms supplement from us and your ability to trade or sell any such notes in the secondary market may be limited.

Historical performance of the Index should not be taken as an indication of the future performance of the Index during the terms of the notes.

The actual performance of the Index over the term of the notes, as well as payments on the notes, may bear little relation to the historical performance of the Index.  The trading prices of the securities will determine the performance of the Index.  As a result, it is impossible to predict whether the level of the Index will rise or fall.

Risks Relating to the Index

The sponsor of the Index (the “Index Sponsor”) may adjust the Index in a way that affects its level, and the Index Sponsor has no obligation to consider your interests.

The Index Sponsor is responsible for calculating and maintaining the Index.  The Index Sponsor can add, delete or substitute the securities underlying the Index or make other methodological changes that could change the level of the Index.  You should realize that the changing of securities included in the Index may affect the Index, as a newly added security may perform significantly better or worse than the security or securities it replaces.  Additionally, the Index Sponsor may alter, discontinue or suspend calculation or dissemination of the Index.  Any of these actions could adversely affect the value of the notes.  The Index Sponsor has no obligation to consider your interests in calculating or revising the Index.  See the index description below or any related underlying supplement or the relevant terms supplement for additional information.

Unless otherwise specified in the relevant terms supplement, to our knowledge, we are not currently affiliated with any issuer the securities of which are included in the Index.

To our knowledge, we are not currently affiliated with any issuers the securities of which are included in the Index.  As a result, we will have no ability to control the actions of the issuers of such securities, including actions that could affect the value of the securities included in the Index or your notes.  None of the money you pay us will go to the Index Sponsor or any of the issuers of the securities included in the Index and none of those issuers will be involved in the offering of the notes in any way.  Neither those issuers nor we will have any obligation to consider your interests as a holder of the notes in taking any actions that might affect the value of your notes.

In the event we become affiliated with any issuer of the securities that are included in the Index, we will have no obligation to consider your interests as a holder of the notes in taking any action with respect to such issuer that might affect the value of your notes.

If the Index is not a total return index, your return on the notes will not reflect interest payments on the securities included in the Index.

If the Index is not a total return index, your return on the notes at maturity, if any, will not reflect the return you would realize if you actually owned the securities included in the Index and received the interest paid on those securities.  This is because the calculation agent will calculate the amount payable to you at maturity, if any, on the notes by reference to the Ending Index Level.  The Ending Index Level reflects the prices of the securities as calculated in the Index without taking into consideration the value of interest paid on those securities.

You will have no rights in securities included in the Index.

As a holder of the notes, you will not have rights to receive interest payments or other distributions or other rights that holders of the securities composing the Index would have.

If the Index includes only securities denominated in U.S. dollars, the notes will not provide exposure to exchange rates, even if the securities underlying the Index were issued by non-U.S. companies.

If the Index includes only securities denominated in U.S. dollars, the notes will not provide exposure to exchange rates, even if the securities underlying the Index were issued by non-U.S. companies.  Under these circumstances, because the securities that compose the Index are denominated in U.S. dollars, the amount payable on the notes at maturity will not be adjusted for changes in the exchange rate between the U.S. dollar and the currencies used in the home countries of the issuers of the securities that compose the Index.  Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the value of the notes.  The amount we pay in respect of the notes on the maturity date will be determined solely in accordance with the procedures described in “Description of the Notes — Payment at Maturity.”

For notes linked to a foreign Index (or an Index that includes non-U.S. securities), if the component securities of the Index are not denominated in U.S. dollars and the prices of those securities are not converted into U.S. dollars for purposes of calculating the level of the Index, the amount payable on the notes at maturity will not be adjusted for changes in exchange rates that might affect the Index.

Because the prices of the non-U.S. securities composing the Index are not converted into U.S. dollars for purposes of calculating the level of the Index and although the non-U.S. securities composing the Index are traded in currencies other than U.S. dollars, and the notes, which are linked to the Index, are denominated in U.S. dollars, the amount payable on the notes at maturity, if any, will not be adjusted for changes in the exchange rate between the U.S. dollar and each of the currencies in which the non-U.S. securities composing the Index are denominated.  Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the payment on the notes.  The amount we pay in respect of the notes on the maturity date, if any, will be determined solely in accordance with the procedures described in “Description of Notes — Payment at Maturity.”

For notes linked to a foreign Index (or an Index that includes non-U.S. securities), if the prices of its component non-U.S. securities are converted into U.S. dollars for purposes of calculating the level of the Index, the notes will be subject to currency exchange risk.

Because the prices of the non-U.S. securities composing the Index are converted into U.S. dollars for the purposes of calculating the level of the Index, the holders of the notes will be exposed to currency exchange rate risk with respect to each of the currencies in which the non-U.S. securities composing the Index trade.  An investor’s net exposure will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar and the relative weight of the non-U.S. securities composing the Index denominated in each such currency.  If, taking into account such weighting, the U.S. dollar strengthens against such currencies, the level of the Index will be adversely affected and the payment at maturity of the notes may be reduced.

Of particular importance to potential currency exchange risk are:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	the balance of payments; and

•	the extent of governmental surpluses or deficits in the component countries and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various component countries and the United States and other countries important to international trade and finance.

For notes linked to a foreign Index (or an Index that includes non-U.S. securities), if the prices of its component non-U.S. securities are converted into U.S. dollars for purposes of calculating the level of the Index, changes in the volatility of exchange rates, and the correlation between those rates and the values of the Index are likely to affect the market value of the notes.

The exchange rate between the U.S. dollar and each of the currencies in which the non-U.S. securities composing the Index are denominated refers to a foreign exchange spot rate that measures the relative values of two currencies — the particular currency in which an security composing the Index is denominated and the U.S. dollar.  This exchange rate reflects the amount of the particular currency in which an security composing the Index is denominated that can be purchased for one U.S. dollar and thus increases when the U.S. dollar appreciates relative to the particular currency in which that security is denominated.  The volatility of the exchange rate between the U.S. dollar and each of the currencies in which the non-U.S. securities composing the Index are denominated refers to the size and frequency of changes in that exchange rate.

Because the Index is calculated, in part, by converting the closing prices of the non-U.S. securities composing the Index into U.S. dollars, the volatility of the exchange rate between the U.S. dollar and each of the currencies in which those non-U.S. securities are denominated could affect the market value of the notes.

The correlation of the exchange rate between the U.S. dollar and each of the currencies in which the non-U.S. securities composing the Index are denominated and the level of the Index refers to the relationship between the percentage changes in that exchange rate and the percentage changes in the level of the Index.  The direction of the correlation (whether positive or negative) and the extent of the correlation between the percentage changes in the exchange rate between the U.S. dollar and each of the currencies in which the non-U.S. securities composing the Index are denominated and the percentage changes in the level of the Index could affect the value of the notes.

For notes linked to a foreign Index (or an Index that includes non-U.S. securities), an investment in the notes is subject to risks associated with non-U.S. securities markets, including emerging markets.

Unless otherwise specified in the relevant terms supplement, the securities that compose a foreign Index have been issued by non-U.S. companies.  Investments in securities linked to the value of  securities of non-U.S. issuers involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries.  Also, there is generally less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission (the “SEC”), and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.

The prices of securities in non-U.S. markets may be affected by political, economic, financial and social factors in such markets, including changes in a country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions. Moreover, the economies of these countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions. These countries may be subjected to different and, in some cases, more adverse economic environments.

The economies of emerging market countries in particular face several concerns, including relatively unstable governments that may present the risks of nationalization of businesses, expropriation or confiscatory taxation, adverse changes in investment or exchange control regulations, restrictions on foreign ownership or the flow of international capital and prohibitions on the repatriation of assets, and which may have less protection of property rights than more developed countries. These economies may also be based on only a few industries, be highly vulnerable to changes in local and global trade conditions and may suffer from extreme and volatile debt burdens or inflation rates.  Further, companies in those countries may be subject to less government regulation than U.S. issuers.  In addition, local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.  There may be differences in accounting, auditing and financing reporting standards.  The risks of the economies of emerging market countries are relevant for notes linked to a foreign Index composed of securities traded in one or more emerging market countries.

Some or all of these factors may influence the level of the Index. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors. You cannot predict the future performance of the Index based on its historical performance. The level of the Index may decrease, which would adversely affect the value of the notes.

For notes linked to the iBoxx® $ Liquid High Yield Index, the notes are subject to significant risks associated with fixed-income securities, including interest rate-related risks.

Investing in the notes linked to the iBoxx® $ Liquid High Yield Index differs significantly from investing directly in bonds to be held to maturity as the level of the iBoxx® $ Liquid High Yield Index changes, at times significantly, based upon the current market prices of their securities that compose the iBoxx® $ Liquid High Yield Index.  The market prices of the securities that compose the iBoxx® $ Liquid High Yield Index are volatile and significantly influenced by a number of factors, particularly the yields on these bonds as compared to current market interest rates and the actual or perceived credit quality of the issuer of these bonds.  The market prices of the securities that are determined by the Index Sponsor of the iBoxx® $ Liquid High Yield Index, as described under “iBoxx® $ Liquid High Yield Index” below, by reference to the bid and ask quotations provided by nine contributing banks, one of which is J.P. Morgan Chase & Co.

In general, fixed-income securities are significantly affected by changes in current market interest rates.  As interest rates rise, the price of fixed-income securities, including the securities that compose the iBoxx® $ Liquid High Yield Index, is likely to decrease. Securities with longer durations tend to be more sensitive to interest rate changes, usually making them more volatile than securities with shorter durations.  The eligibility criteria for the securities included in the iBoxx® $ Liquid High Yield Index mandate that each new security must have a minimum term remaining to maturity of one year and six months.  At the time of their issuance, the time to maturity of the securities must be fifteen years or less.  Once added, a security must have a maturity of at least one year at the monthly rebalancing date to remain in the iBoxx® $ Liquid High Yield Index.  As a result, at any time, only longer-term securities underlie the iBoxx® $ Liquid High Yield Index, which thereby increases the risk of price volatility in the underlying securities and, consequently, the volatility in the level of the iBoxx® $ Liquid High Yield Index.  As a result, rising interest rates may cause the value of the securities composing the iBoxx® $ Liquid High Yield Index and the iBoxx® $ Liquid High Yield Index itself to decline, possibly significantly.

Interest rates are subject to volatility due to a variety of factors, including:

•	sentiment regarding underlying strength in the U.S. economy and global economies;

•	expectations regarding the level of price inflation;

•	sentiment regarding credit quality in the U.S. and global credit markets;

•	central bank policies regarding interest rates; and

•	the performance of U.S. and foreign capital markets.

For notes linked to the iBoxx® $ Liquid High Yield Index, the notes are subject to significant risks associated with high-yield fixed-income securities, including credit risk.

The prices of the securities that compose the iBoxx® $ Liquid High Yield Index are significantly influenced by the creditworthiness of the issuers of the bonds.  The securities that compose the iBoxx® $ Liquid High Yield Index may have their credit ratings downgraded or have their credit spreads widen significantly.  Following a ratings downgrade or the widening of credit spreads, some or all of the securities that compose the iBoxx® $ Liquid High Yield Index may suffer significant and rapid price declines.  These events may affect only a few or a large number of the securities that compose the iBoxx® $ Liquid High Yield Index.  For example, during the recent credit crisis in the United States, credit spreads widened significantly as the market demanded very high yields on corporate bonds and, as a result, the prices of bonds dropped significantly.  There can be no assurance that some or all of the factors that contributed to this credit crisis will not continue or return during the term of the notes, and, consequently, depress the price, perhaps significantly, of the securities that compose the iBoxx® $ Liquid High Yield Index and, therefore, the level of the iBoxx® $ Liquid High Yield Index and the value of notes linked to the iBoxx® $ Liquid High Yield Index.

The iBoxx® $ Liquid High Yield Index may include U.S. dollar-denominated bonds of foreign corporations.  Investing in bonds issued by non-U.S. companies has different risks than investing in U.S. companies.

Further, the iBoxx® $ Liquid High Yield Index includes high yield securities.  These are securities that are rated below investment grade (commonly known as “junk bonds,” including those bonds rated at BB+ or lower by S&P or Fitch or Ba1 by Moody’s).  High yield securities may be more volatile than higher-rated securities of similar maturity.  High yield securities may also be subject to greater levels of credit or default risk than higher-rated securities.  The value of high yield securities can be adversely affected by overall economic conditions, such as an economic downturn or a period of rising interest rates, and high yield securities may be less liquid and more difficult to sell at an advantageous time or price or to value than higher-rated securities.  In particular, high yield securities are often issued by smaller, less creditworthy companies or by highly leveraged (indebted) firms, which are generally less able than more financially stable firms to make scheduled payments of interest and principal.

If the notes are linked to an index not described in this product supplement, a separate underlying supplement or the relevant terms supplement may provide additional risk factors relating to that index.

USE OF PROCEEDS AND HEDGING

Unless otherwise specified in the relevant terms supplement, the net proceeds we receive from the sale of the notes will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the notes.  The original issue price of the notes includes each agent’s commissions (as shown on the cover page of the relevant terms supplement) paid with respect to the notes and the estimated cost of hedging our obligations under the notes.  We may have hedged our obligations under the notes through certain affiliates or unaffiliated counterparties.

If so specified in the relevant terms supplement, each agent’s commission will include the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the notes. If the relevant terms supplement does not specify that such projected profit is included in each agent’s commission, the original issue price of the notes will include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the notes. Under these circumstances, the estimated cost of hedging will include the projected profit, which will not exceed $45.00 per $1,000 principal amount note. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or could result in a loss. See also “Use of Proceeds” in the accompanying prospectus.

On or prior to the date of the relevant terms supplement, we, through our affiliates or others, expect to hedge some or all of our anticipated exposure in connection with the notes.  In addition, from time to time after we issue the notes, we, through our affiliates or others, may enter into additional hedging transactions and close out or unwind those we have entered into, in connection with the notes and possibly in connection with our or our affiliates’ exposure to the Index or the securities that compose the Index.  Such hedging may be undertaken on a portfolio basis with respect to some or all of our and our affiliates’ exposure to specific rates and/or levels (including exposure unrelated to the notes).  By hedging on a portfolio basis, we may hedge our entire obligations, a portion of our obligations or none of our obligations, and the amount of our hedge may change at any time.  To accomplish this, we, through our affiliates or others, may take positions in instruments the value of which is derived from the Index or the securities that compose the Index.  From time to time, prior to maturity of the notes, we may pursue a dynamic hedging strategy that may involve taking long or short positions in the instruments described above.

While we cannot predict an outcome, any of these hedging activities or other trading activities of ours could potentially increase the daily Index level on the pricing date or any Initial Averaging Date, as applicable, and/or decrease the daily Index level on any Index Valuation Date, which could adversely affect your payment at maturity.  See “Risk Factors — We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our hedging and other trading activities” above.

We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account.  We may hedge our exposure on the notes directly or we may aggregate this exposure with other positions taken by us and our affiliates with respect to our exposure to the Index or the securities that compose the Index.  No note holder will have any rights or interest in our hedging activity or any positions we or any affiliated or unaffiliated counterparties may take in connection with our hedging activity.

THE IBOXX® $ LIQUID HIGH YIELD INDEX

We have derived all information contained in this product supplement regarding the iBoxx® $ Liquid High Yield Index (the “HY Index”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information.  This information reflects the policies of, and is subject to change by, Markit Group Limited (“Markit”).  The HY Index is calculated, maintained and published by Markit.  Markit has no obligation to continue to publish, and may discontinue publication of, the HY Index.

The HY Index is reported by Bloomberg L.P. under the ticker symbol “IBOXHY.”

The HY Index is designed to reflect the performance of the U.S. dollar-denominated high yield corporate bond market.  The HY Index is market-value weighted with an issuer cap of 3%.

The HY Index consists of sub-investment grade U.S. dollar-denominated bonds issued by corporate issuers from developed countries and rated by at least one of three rating services: Fitch Ratings, Moody’s Investors Service or Standard & Poor’s Rating Services (each a “Ratings Agency” and collectively the “Ratings Agencies”).  The HY Index composition is rebalanced once a month, after the close of business on the last business day of the rebalancing month (the “rebalancing date”). The new HY Index composition becomes effective on the first business day of the next month (the “composition month”).

The bonds in the HY Index must meet all the criteria described below as of the close of business three business days prior to the rebalancing date, provided that the relevant bond data can be verified, at Markit’s sole discretion, as of such date (the “Bond Selection Cut-off Date”).

The HY Index is multi-contributor priced.  Prices for the bonds in the HY Index are sourced from a number of leading market makers.  The received quotes are subject to a quality control process which is intended to exclude stale or off-market prices, and the quotes that pass the quality control are consolidated to the HY Index price.  Additionally, the HY Index rules and their application are governed by two committees:

•
Technical Committee: composed of representatives of the price contributing market makers and banks.  The Technical Committee meets once a month in order to arbitrate monthly rebalancing, and to monitor market developments.  It also provides assistance in the identification of eligible constituents, especially in the instance where the eligibility or the classification of a bond is unclear or contentious.  Additionally, the Technical Committee discusses any market developments which may warrant index rule changes, provides recommendations on changes to the rules, and reviews whether a country should be deemed ineligible due to financial sanctions.

•
Oversight Committee: composed of representatives from a broad range of asset managers.  The purpose of the oversight Committee is to review the recommendations and decisions of the Technical Committee and also to provide consultation and approval on any market developments which may warrant rule changes.

Selection Criteria for the iBoxx® $ Liquid High Yield Index

The following selection criteria are applied to determine the constituents for the HY Index: bond type, credit rating, time to maturity, amount outstanding, classification, lockout period and minimum run.

Bond Type.  Only fixed-rate bonds whose cash flow can be determined in advance are eligible for the HY Index.  The HY Index is comprised solely of bonds.  Treasury Bills and other money market instruments are not eligible.  The HY Index includes only U.S. dollar-denominated bonds.

In particular, bonds with the following characteristics are included: fixed coupon bonds, step-up bonds with coupon schedules known at issuance (or as functions of the issuer’s rating), sinking funds and amortizing bonds, medium-term notes, Rule 144A offerings, callable bonds and putable bonds.

The following instrument types are specifically excluded from the HY Index: preferred shares, optionally and mandatorily convertible bonds, subordinated bank or insurance debt with mandatory contingent conversion features or with any conversion options before the first call date, bonds with other equity features attached (e.g., options or warrants), private placements, perpetual bonds, floating rate notes, pay-in-kind bonds (during the pay-in-kind period), zero coupon bonds, zero step-ups (GAINS), bonds with differences between accrual and coupon payment periods and monthly-paying bonds, and Regulation S offerings.

Any bond subject to a firm call or tender offer in the month immediately following the rebalancing date will be excluded from the HY Index, provided that Markit is aware of that tender offer or call as of the Bond Selection Cut-off Date.

Credit Rating.  Bonds in the HY Index must have a Markit iBoxx Rating of sub-investment grade, which is defined as BB+ or lower by S&P or Fitch or Ba1 or lower by Moody’s, but the bonds must not be in default.  If a bond is rated by more than one of the foregoing ratings agencies, then the Markit iBoxx Rating is the average of the provided ratings.  The rating is consolidated to the nearest rating grade in accordance with Appendix 4.3 to the Markit iBoxx Rules.  Rating notches are not used.  Issues rated D by Fitch or S&P, or that have been subject to a default press release by Moody’s cannot enter the HY Index.  Those issues in the HY Index that are subsequently downgraded to D by Fitch or S&P or subject to a default press release by Moody’s (as of the Bond Selection Cut-off Date) will be taken out of the HY Index on the next rebalancing date. After a bond has migrated into high yield from investment grade status, it must retain that status for three months (the “stabilization period”) before it can be included in the HY Index.  In case of an ID change or changes of a 144A version into a registered bond, the ratings from the 144A bond also are used for the registered bond.

Time to Maturity.  To qualify for entry in the HY Index, bonds must have at least one year and six months remaining time to maturity. Bonds in the HY Index must have maturities of at least one year at the rebalancing date.  As of issuance, the time to maturity of the bonds should be fifteen years or less.

Amount Outstanding.  The outstanding face value of all bonds denominated in U.S. dollars from the issuer must be greater than or equal to $1 billion as of the Bond Selection Cut-off Date.  The outstanding face value of a bond must be greater than or equal to $400 million as of the Bond Selection Cut-off Date.  Partial buybacks or increases will affect the outstanding face value of a prospective bond.  Markit considers changes to the outstanding face value of a candidate bond as a result of partial or full buybacks or increases, provided that Markit is aware of such changes as of the Bond Selection Cut-off Date.

Bond Classification.  The bond must be corporate credit, i.e., debt instruments backed by corporate issuers that are not secured by specific assets. Debt issued by governments, sovereigns, quasi-sovereigns and government-backed or guaranteed entities is excluded.

Bonds must be denominated in U.S. dollars.

Bonds from countries classified as developed markets based on the “Markit Global Economic Development Classification” are eligible for the HY Index.  As of March 2012, the issuer or, in the case of a finance subsidiary, the issuer’s guarantor, must be domiciled and the country of risk must be in Andorra, Australia, Austria, Belgium, Bermuda, Canada, Cayman Islands, Cyprus, Denmark, Faeroe Islands, Finland, France, Germany, Gibraltar, Greece, Hong Kong, Iceland, Ireland, Italy, Japan, Liechtenstein, Luxembourg, Malta, Monaco, Netherlands, New Zealand, Norway, Portugal, San Marino, Singapore, Spain, Sweden, Switzerland, United States or the United Kingdom in order to be eligible for inclusion in the HY Index.  A new country is added to the HY Index if it is classified as a developed market based on the “Markit Global Economic Development Classification”.  A country is no longer eligible for the HY Index if it is classified as an emerging market based on the “Markit Global Economic Development Classification”.  The “Markit Global Economic Development Classification” is updated once per year.  The results are published at the end of July.  The inclusion or exclusion of a country becomes effective at the end of the October following that publication.

Lockout Period.  A bond that drops out of the HY Index at the rebalancing day is excluded from re-entering the index for a three-month period.  The rule for the lockout period takes precedence over the other rules for the HY Index selection. A locked out bond will not be selected, even if it qualifies for the HY Index

Minimum Run.  Any bond that enters the HY Index must remain in the index for a minimum of six months, provided it is not upgraded to investment grade, defaulted or fully redeemed in that period.

Annual Index Review

The rules for the HY Index are reviewed once per year during the annual index review process to ensure that the HY Index provides a balanced representation of the U.S. dollar denominated liquid high yield corporate debt market.  The results of the annual index review become effective at the end of October.

Index Rebalancing

The HY Index is rebalanced every month, on the last business day of the month after the close of business, i.e., the rebalancing date.  Changes to amounts outstanding are taken into account only if they are publicly known three business days before the end of the month.  Changes in ratings are taken into account only if they are publicly known two business days before the end of the month.  New bonds issued are taken into account if they are publicly known to settle until the last calendar day of the month, inclusive, and if their rating has become known at least three business days before the end of the month.

In a first step, the selection criteria set out above are applied to the universe of U.S. dollar-denominated bonds.  Bond ratings and amount outstanding are used as of the Bond Selection Cut-off Date.  Maturity dates remain fixed for the life of the bond.  Only bonds with a first settlement date on or before the rebalancing date are included in the selection process.  Once the eligible bond universe has been defined, the weight for each bond is determined and if necessary capped, applying an issuer cap of 3%.  The weights and capping factors are determined on the last business day of each month using the end-of-month market values.

Consolidation of Contributed Quotes

Index calculation is based on bid and ask quotes provided by the contributing banks. As of March 2012, the following banks supply bond prices: Barclays Capital, BNP Paribas, Deutsche Bank, Goldman Sachs, HSBC, JP Morgan, Morgan Stanley, Royal Bank of Scotland and UBS.

The quotes pass through a two-step consolidation process.  The first filter tests the technical validity of the quotes. The following parameters are tested: whether bid and ask quotes are non-negative, whether the bid quote is lower than the ask quote and whether the bid-ask spread is within 500 basis points.

In the second filter, the dispersion of the quotes that pass the technical validity is checked.  A pre-defined margin will be set around a control quote to define an area within which a quote of a bond is expected to be.  This margin is set per sector/rating combination and is reviewed monthly.  All quotes that fall within this margin are eligible for consolidation.  The control quote is determined by applying: (a) all observable quotes available to Markit, (b) the Markit iBoxx Forward Matrix or (c) manual quote verification, which includes verification with trading desks at contributing banks, market quotes available via commercial feeds, return consolidation and news feeds.  This manual quote verification requires at least three independent price sources and must be full documented.  The control quote is determined by applying these sequentially (i.e., only if one determinant fails will the next determinant be used).

The consolidated bid and ask prices are then calculated from the remaining quotes.  If fewer than two quotes are valid, no consolidated price can be generated.  If two or three quotes are received, the consolidated price is determined as the arithmetical mean of these quotes.  If four or more quotes are received, the highest and lowest quotes are eliminated.  Thereafter the arithmetic average of the remaining quotes is calculated to determine the consolidated price.

In case the consolidation fails due to missing contributions or because not enough eligible bonds passed the control quote margin test, the contributing banks will be informed immediately in order to revise their quotes for the relevant securities.  Until the next successful consolidation, the price of the affected bond used to calculate the Index is determined by using the Markit iBoxx Forward Matrix.  The Markit iBoxx Forward Matrix uses country, currency, rating, issuer, industry, coupon and maturity to identify for each bond a group of securities will similar characteristics.  The pricing of this bond is then linked to the movement of the swap or zero curves.  The bonds in the matrix cell are used to calculate the appropriate spreads of the unconsolidated bond.  A matrix of a certain number of the top closest bonds is established and their most recent historical spreads over the treasury zero curve are weighted to calculate a spread distribution.  The price of the bond with missing contributions is calculated using the result average spreads.

Calculation of the iBoxx® $ Liquid High Yield Index

Calculations are performed daily, using consolidated iBoxx bid prices at approximately 4:00 p.m. Eastern Time.

The total return of the HY Index is calculated using the price changes, accrued interest, interest payments and reinvestment income on cash flows received during the composition month.

Treatment of Special Intra-Month Events

If a bond is fully redeemed intra-month, the bond effectively ceases to exist.  In all calculations, the redeemed bond is treated as cash based on the last consolidated price, the call price or the repurchase price, as applicable.  A redemption factor and redemption price are used to treat these events in the HY Index and in calculations relating thereto.  In addition, the clean price of the bond is set to the redemption price, and the interest accrued until the redemption date is treated as an irregular coupon payment.

If a bond is identified as trading flat of accrued, the accrued interest on the bond is set to zero in the total return index calculation and the bond is excluded from the calculation of all bond and index analytical values.

Some bonds have predefined coupon changes that lead to a change in the annual coupon over the life of the bond. In all instances, the coupon change must be a fixed amount on top of a fixed coupon, i.e. floating coupon bonds are not eligible for the HY Index.  The two main categories of bonds with coupon changes of this nature are step-up bonds and event-driven bonds.  Step-up bonds have a pre-defined coupon schedule that cannot change during the life of the bond.  That coupon schedule is used in all bond calculations.  Event-driven bonds’ coupons may change upon the occurrence (or non-occurrence) of specified events, such as ratings changes, failure to register a bond or failure to complete a merger.  In the calculation of the HY Index and the analytics, the coupon schedule as of the calculation date is used.  Any events occurring after the calculation date are ignored in the determination of the applicable coupon schedule.

Disclaimer

The Markit iBoxx® $ Liquid High Yield Index is the property of Markit Group Limited (the “HY Index Sponsor”) and has been licensed for use in connection with the issuance of the notes.  The notes are not sponsored, endorsed or promoted by the HY Index Sponsor. The HY Index Sponsor make no representation whatsoever, whether express or implied, and hereby expressly disclaim all warranties (including, without limitation, those of merchantability or fitness for a particular purpose or use), with respect to the HY Index or any data included therein or relating thereto, and in particular disclaim any warranty either as to the quality, accuracy and/or completeness of the HY Index or any data included therein, the results obtained from the use of the HY Index and/or the composition of the HY Index at any particular time on any particular date or otherwise and/or the creditworthiness of any entity, or the likelihood of the occurrence of a credit event or similar event (however defined) with respect to an obligation, in the HY Index at any particular time on any particular date or otherwise. The HY Index Sponsor shall not be liable (whether in negligence or otherwise) to the parties or any other person for any error in the HY Index, and the HY Index Sponsor is under no obligation to advise the parties or any person of any error therein.

The HY Index Sponsor makes no representation whatsoever, whether express or implied, as to the advisability of purchasing or selling the notes, the ability of the HY Index to track relevant markets’ performances, or otherwise relating to the HY Index or any transaction or product with respect thereto, or of assuming any risks in connection therewith.  The HY Index Sponsor has no obligation to take the needs of any party into consideration in determining, composing or calculating the HY Index. No party purchasing or selling the notes, nor the HY Index Sponsor, shall have any liability to any party for any act or failure to act by the HY Index Sponsor in connection with the determination, adjustment, calculation or maintenance of the HY Index.

OTHER INDICES

If the notes are linked to an index not described in this product supplement or to an index described in this product supplement that changed its methodology in any material respect, a separate underlying supplement or the relevant terms supplement will provide additional information relating to such index.

GENERAL TERMS OF NOTES

Calculation Agent

J.P. Morgan Securities LLC, one of our affiliates, will act as the calculation agent.  The calculation agent will determine, among other things, the Initial Index Level, the Strike Level, if applicable, the daily Index level on each Initial Averaging Date, if applicable, and each Index Valuation Date, the Ending Index Level, the Index Return and the amount, if any, that we will pay you at maturity.  In addition, the calculation agent will determine, among other things:

•	whether a market disruption event has occurred; and

•
whether the Index has been discontinued, whether the method of calculating the Index has changed in a material respect or whether the Index has been otherwise modified so that it does not, in the opinion of the calculation agent, fairly represent the level of the Index had those changes or modifications not been made and, if applicable, which index to select as a successor index.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us.  We may appoint a different calculation agent from time to time after the date of the relevant terms supplement, without your consent and without notifying you.

The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity on or prior to 11:00 a.m., New York City time, on the business day preceding the maturity date.

All calculations with respect to the Initial Index Level, the Strike Level, if applicable, the Ending Index Level, the Index Return or any daily Index level will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.876545 would be rounded to 0.87655); all dollar amounts related to determination of the payment per $1,000 principal amount note at maturity, if any, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., 0.76545 would be rounded up to 0.7655); and all dollar amounts payable, if any, on the aggregate principal amount of notes per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Events

Certain events may prevent the calculation agent from properly determining the daily Index level on any Initial Averaging Date, if applicable, or any Index Valuation Date, and consequently, calculating the Index Return and the amount that we are required to pay you, if any, at maturity.  These events may include disruptions or suspensions of trading on the markets as a whole.

With respect to the Index or any relevant successor index, a “market disruption event,” unless otherwise specified in the relevant terms supplement, means:

•
the occurrence or existence of a suspension, absence or material limitation of trading of securities then constituting 10% or more of the level of the Index (or that successor index) in the market generally for those securities during the principal trading hours of those securities;

•
a breakdown or failure in the price and trade reporting systems of the relevant market that result in a failure to determine the price of the securities then constituting 10% or more of the level of the Index (or that successor index) during the principal trading hours of such securities; or

•	the closure (including the early closure) of the relevant market in securities then constituting 10% or more of the level of the Index (or that successor index),

in each case, as determined by the calculation agent in its sole discretion; and

•
a determination by the calculation agent in its sole discretion that the applicable event described above materially interfered with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the notes.

For purposes of determining whether a market disruption event with respect to the Index (or the relevant successor index) exists at any time, if trading in a security included in the Index (or that successor index) is suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the Index (or that successor index) will be based on a comparison of:

•	the portion of the level of the Index (or that successor index) attributable to that security relative to

•	the overall level of the Index (or that successor index),

in each case immediately before that suspension or limitation.

Discontinuation of the Index; Alteration of Method of Calculation

Unless otherwise specified in the relevant terms supplement or any relevant underlying supplement, if the sponsor of the Index (an “Index Sponsor”) discontinues publication of the Index and the Index Sponsor or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued Index (such index being referred to herein as a “successor index”), then the daily Index level on any relevant Determination Date or any other relevant date on which the daily Index level is to be determined will be determined will be determined by reference to the level of that successor index published with respect to that day.

Upon any selection by the calculation agent of a successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

Unless otherwise specified in the relevant terms supplement or any relevant underlying supplement, if the Index Sponsor discontinues publication of the Index prior to, and that discontinuation is continuing on, a Determination Date or any other relevant date on which the daily Index level is to be determined, and the calculation agent determines, in its sole discretion, that no successor index for the Index is available at that time, or the calculation agent has previously selected a successor index and publication of that successor index is discontinued prior to, and that discontinuation is continuing on, that Determination Date or other relevant date, then the calculation agent will determine the daily Index level for that Determination Date or other relevant date on that date in good faith and in a commercially reasonable manner.  Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or its successor index, as applicable, may adversely affect the value of the notes.

If at any time the method of calculating the Index or a successor index, or the level thereof, is changed in a material respect, or if the Index or a successor index is in any other way modified so that it does not, in the opinion of the calculation agent, fairly represent the level of the Index or that successor index, as applicable, had those changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the daily Index level of the Index or that successor index, as applicable, is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of an index comparable to the Index or that successor index, as the case may be, as if those changes or modifications had not been made, and the calculation agent will calculate the daily Index level of the Index or that successor index, as applicable, with reference to the Index or that successor index, as adjusted.  Accordingly, if the method of calculating an Index or a successor index is modified so that the level of the Index or that successor index, as applicable, is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Index or that successor index), then the calculation agent will adjust its calculation of the Index or that successor index, as applicable, in order to arrive at a level of the Index or that successor index, as applicable, as if there had been no modification (e.g., as if the split had not occurred).

Events of Default

Under the heading “Description of Debt Securities — Events of Default and Waivers” in the accompanying prospectus is a description of events of default relating to debt securities including the notes.

Payment upon an Event of Default

Unless otherwise specified in the relevant terms supplement, in case an event of default with respect to the notes shall have occurred and be continuing, the amount declared due and payable per $1,000 principal amount note upon any acceleration of the notes will be determined by the calculation agent and will be an amount in cash equal to the amount payable at maturity per $1,000 principal amount note as described in the relevant terms supplement under the caption “Payment at Maturity,” calculated as if the date of acceleration were (a) the final Index Valuation Date and (b) the Final Disrupted Determination Date (if the date of acceleration is a Disrupted Day), unless otherwise specified in the relevant terms supplement.

If the notes have more than one Index Valuation Date, then, for each Index Valuation Date scheduled to occur after the date of acceleration, the trading days immediately preceding the date of acceleration (in such number equal to the number of Index Valuation Dates in excess of one) will be the corresponding Index Valuation Dates, unless otherwise specified in the relevant terms supplement.

If the maturity of the notes is accelerated because of an event of default as described above, we will, or will cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the notes as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

Under the heading “Description of Debt Securities — Modification of the Indenture” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

The provisions described in the accompanying prospectus under the heading “Description of Debt Securities — Discharge, Defeasance and Covenant Defeasance” are not applicable to the notes, unless otherwise specified in the relevant terms supplement.

Listing

The notes will not be listed on any securities exchange, unless otherwise specified in the relevant terms supplement.

Book-Entry Only Issuance — The Depository Trust Company

DTC will act as securities depositary for the notes.  The notes will be issued only as fully registered securities registered in the name of Cede & Co. (DTC’s nominee).  One or more fully registered global notes certificates, representing the total aggregate principal amount of the notes, will be issued and will be deposited with DTC.  See the descriptions contained in the accompanying prospectus supplement under the heading “Description of Notes — Forms of Notes” and in the accompanying prospectus under the heading “Forms of Securities — Book-Entry System.”

Registrar, Transfer Agent and Paying Agent

Payment of amounts due at maturity on the notes will be payable and the transfer of the notes will be registrable at the principal corporate trust office of The Bank of New York Mellon in The City of New York.

The Bank of New York Mellon or one of its affiliates will act as registrar and transfer agent for the notes.  The Bank of New York Mellon will also act as paying agent and may designate additional paying agents.

Registration of transfers of the notes will be effected without charge by or on behalf of The Bank of New York Mellon, but upon payment (with the giving of such indemnity as The Bank of New York Mellon may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

The notes will be governed by and interpreted in accordance with the laws of the State of New York.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the notes.  It applies to you only if you are an initial investor who purchases a note at its issue price for cash and holds it as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to you in light of your particular circumstances or if you are an investor subject to special treatment under the U.S. federal income tax laws, such as:

•	a financial institution;

•	a “regulated investment company” as defined in Code Section 851;

•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA” as defined in Code Section 408 or 408A, respectively;

•	a dealer in securities;

•	a person holding a note as part of a “straddle” or conversion transaction, or who has entered into a “constructive sale” with respect to a note;

•	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

•	a trader in securities who elects to apply a mark-to-market method of tax accounting; or

•	a partnership or other entity classified as a partnership for U.S. federal income tax purposes.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date of this product supplement, changes to any of which, subsequent to the date of this product supplement, may affect the tax consequences described herein.  The effects of any applicable state, local or foreign tax laws and the potential application of the provision of the Code known as the Medicare contribution tax are not discussed.  You should consult your tax adviser concerning the application of U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative treatments of the notes), as well as any tax consequences arising under the laws of any state, local or foreign jurisdictions.

Tax Treatment of the Notes

The tax consequences of an investment in the notes are unclear.  There is no direct legal authority as to the proper U.S. federal income tax treatment of the notes, and we do not intend to request a ruling from the IRS regarding the notes.  Unless otherwise indicated in the relevant terms supplement, insofar as we have tax reporting responsibilities with respect to your notes, we intend to treat them as “open transactions” that are not debt instruments for U.S. federal income tax purposes.

At the time of the relevant offering, we may seek an opinion of counsel regarding the tax consequences of owning and disposing of the notes.  In this event, whether or not counsel is able to opine regarding the correctness of the treatment of the notes described above, we generally expect that counsel will be able to opine that the following are the material tax consequences of owning and disposing of the notes if the treatment of the notes described above is respected, as well as material tax consequences that may apply if it is not respected.  The following discussion assumes this treatment is respected, except where otherwise indicated.  The relevant terms supplement may indicate other issues applicable to a particular offering of notes.

Tax Consequences to U.S. Holders

You are a “U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a note that is:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment as Open Transactions That Are Not Debt Instruments.  Under this treatment, you should not recognize taxable income or loss over the term of the notes prior to maturity other than pursuant to a sale, exchange or “deemed exchange” as described below.  Upon a sale or exchange of a note (including redemption at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the note, which should equal the amount you paid to acquire the note.  This gain or loss should be long-term capital gain or loss if you have held the note for more than one year at that time.  The deductibility of capital losses is subject to limitations.

Potential Deemed Exchange upon Index Rebalancing.  The IRS could assert that a “deemed” taxable exchange has occurred on one or more Index rebalancing dates under certain circumstances.  If the IRS were successful in asserting that a taxable exchange has occurred, you could be required to recognize gain (but probably not loss), which would equal the amount by which the fair market value of the note exceeds your tax basis therein on the relevant rebalancing date.  Any gain recognized on a deemed exchange should be capital gain.  You should consult your tax adviser regarding the possible U.S. federal income tax consequences of Index rebalancings.

Uncertainties Regarding Tax Treatment as Open Transactions That Are Not Debt Instruments.  If the notes are treated as open transactions that are not debt instruments, due to the lack of controlling authority there remain significant additional uncertainties regarding the tax consequences of your ownership and disposition of the notes.  For instance, you might be required to include amounts in income during the term of your notes and/or to treat all or a portion of the gain or loss on the sale or exchange of your notes as ordinary income or loss or as short-term capital gain or loss, without regard to how long you held your notes.  In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the notes.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect.

Tax Consequences if Treated as Debt Instruments.  If the notes are treated as debt instruments, your tax consequences will be governed by Treasury regulations relating to the taxation of “contingent payment debt instruments” if the term of the notes from issue to maturity (including the last possible date that the notes could be outstanding) is more than one year.  In this event, regardless of whether you are an accrual-method or cash-method taxpayer, (i) in each year that you hold your notes, you will be required to accrue into income original issue discount on your notes at our “comparable yield” for similar noncontingent debt, determined at the time of the issuance of the notes (even though you will not receive any cash with respect to the notes prior to maturity) and (ii) any income recognized upon a sale or exchange of your notes generally will be treated as interest income.  Additionally, if you recognize a loss above certain thresholds, you might be required to file a disclosure statement with the IRS.

Tax Consequences to Non-U.S. Holders

You are a “Non-U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a note that is:

•	a nonresident alien individual;

•	a foreign corporation; or

•	a foreign estate or trust.

You are not a “Non-U.S. Holder” for purposes of this discussion if you are an individual present in the United States for 183 days or more in the taxable year of disposition.  In this case, you should consult your tax adviser regarding the U.S. federal income tax consequences of the sale or exchange of a note.

If you are a Non-U.S. Holder of a note and if the treatment of the notes as “open transactions” that are not debt instruments is respected, any income or gain from the note should not be subject to U.S. federal income or withholding tax unless it is effectively connected with your conduct of a U.S. trade or business.  However, among the issues addressed in the notice described above in “—Tax Consequences to U.S. Holders—Uncertainties Regarding Tax Treatment as Open Transactions That Are Not Debt Instruments” is the degree, if any, to which income with respect to instruments described therein, which may include the notes, should be subject to U.S. withholding tax.  Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the withholding tax consequences of an investment in the notes, possibly with retroactive effect.

If the notes are treated as debt instruments, any income or gain from a note will be exempt from U.S. federal income tax (including withholding tax) if you provide a properly completed IRS Form W-8BEN and these amounts are not effectively connected with your conduct of a U.S. trade or business.

If you are engaged in a U.S. trade or business, and if income or gain from a note is effectively connected with your conduct of that trade or business (and, if an applicable treaty so requires, is attributable to a permanent establishment in the United States), although exempt from the withholding tax discussed above, you generally will be taxed in the same manner as a U.S. Holder.  You will not be subject to withholding if you provide a properly completed IRS Form W-8ECI.  If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of notes, including the possible imposition of a 30% branch profits tax if you are a corporation.

Recent Legislation

Recent legislation as modified by published guidance from Treasury and the IRS, including recently proposed regulations, generally would impose a withholding tax of 30% on payments to certain foreign entities (including financial intermediaries) with respect to certain financial instruments issued after December 31, 2012, unless various U.S. information reporting and due diligence requirements (that are in addition to, and potentially significantly more onerous than, the requirement to deliver an IRS Form W-8BEN) have been satisfied.  Pursuant to the published guidance, this legislation would apply to payments of interest made after December 31, 2013 and to payments of gross proceeds of the sales of certain financial instruments made after December 31, 2014.  Accordingly, if the notes are treated as debt instruments, as described above in “—Tax Consequences to U.S. Holders—Tax Consequences if Treated as Debt Instruments,” these rules would apply to sales or exchanges (including “deemed” taxable exchanges) after December 31, 2014 of notes issued after December 31, 2012.

Federal Estate Tax

Individual Non-U.S. Holders, and entities the property of which is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a note is likely to be treated as U.S. situs property, subject to U.S. federal estate tax.  These individuals and entities should consult their tax advisers regarding the U.S. federal estate tax consequences of investing in a note.

Backup Withholding and Information Reporting

You may be subject to information reporting.  You may also be subject to backup withholding on payments in respect of your notes unless you provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules.  If you are a Non-U.S. Holder, you will not be subject to backup withholding if you provide a properly completed IRS Form W-8 appropriate to your circumstances.  Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

THE TAX CONSEQUENCES TO YOU OF OWNING AND DISPOSING OF NOTES ARE UNCLEAR.  YOU SHOULD CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES OF OWNING AND DISPOSING OF NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions contained in the Master Agency Agreement entered into between JPMorgan Chase & Co. and J.P. Morgan Securities LLC, as agent (an “Agent” or “JPMS”), and certain other agents that are or may become party to the Master Agency Agreement, as amended or supplemented, from time to time (each an “Agent” and collectively with JPMS, the “Agents”), JPMS has agreed and any additional Agents will agree to use reasonable efforts to solicit offers to purchase the principal amount of notes set forth in the cover page of the relevant terms supplement.  We will have the sole right to accept offers to purchase the notes and may reject any offer in whole or in part.  Each Agent may reject, in whole or in part, any offer it solicited to purchase notes.  We will pay an Agent, in connection with sales of these notes resulting from a solicitation that Agent made or an offer to purchase the Agent received, a commission as set forth in the relevant terms supplement.  An Agent will allow a concession to other dealers, or we may pay other fees, in the amount set forth on the cover page of the relevant terms supplement.

We may also sell notes to an Agent as principal for its own account at discounts to be agreed upon at the time of sale as disclosed in the relevant terms supplement. That Agent may resell notes to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as that Agent determines and as we will specify in the relevant terms supplement.  An Agent may offer the notes it has purchased as principal to other dealers. That Agent may sell the notes to any dealer at a discount and, unless otherwise specified in the relevant terms supplement, the discount allowed to any dealer will not be in excess of the discount that Agent will receive from us. After the initial public offering of notes that the Agent is to resell on a fixed public offering price basis, the Agent may change the public offering price, concession and discount.

Our affiliates, including JPMS, may use this product supplement no. 28-I, any related underlying supplement and the accompanying prospectus supplement, prospectus or terms supplement in connection with offers and sales of the notes in the secondary market.  JPMS or another Agent may act as principal or agent in connection with offers and sales of the notes in the secondary market.  Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

Unless otherwise specified in the relevant terms supplement, there is currently no public trading market for the notes.  In addition, unless otherwise specified in the relevant terms supplement, we have not applied and do not intend to apply to list the notes on any securities exchange or to have the notes quoted on a quotation system.  JPMS may act as a market maker for the notes.  However, JPMS is not obligated to do so and may discontinue any market-making in the notes at any time in its sole discretion.  Therefore, we cannot assure you that a liquid trading market for the notes will develop, that you will be able to sell your notes at a particular time or that the price you receive if you sell your notes will be favorable.

In connection with an offering of the notes, JPMS may engage in overallotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Securities Exchange Act of 1934.  Overallotment involves sales in excess of the offering size, which create a short position for JPMS.  Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes.  Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions.  Stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions.  If JPMS engages in stabilizing or syndicate covering transactions, it may discontinue them at any time.

Certain of the Agents engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.

No action has been or will be taken by us, JPMS or any dealer that would permit a public offering of the notes or possession or distribution of this product supplement no. 28-I, any related underlying supplement or the accompanying prospectus supplement, prospectus or terms supplement, other than in the United States, where action for that purpose is required.  No offers, sales or deliveries of the notes, or distribution of this product supplement no. 28-I, any related underlying supplement or the accompanying prospectus supplement, prospectus or terms supplement or any other offering material relating to the notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

Each Agent has represented and agreed that it will not offer or sell the notes in any non-U.S. jurisdiction (i) if that offer or sale would not be in compliance with any applicable law or regulation or (ii) if any consent, approval or permission is needed for that offer or sale by that Agent or for or on our behalf, unless the consent, approval or permission has been previously obtained.  We will have no responsibility for, and the applicable Agent will obtain, any consent, approval or permission required by that Agent for the subscription, offer, sale or delivery by that Agent of the notes, or the distribution of any offering materials, under the laws and regulations in force in any non-U.S. jurisdiction to which that Agent is subject or in or from which that Agent makes any subscription, offer, sale or delivery.  For additional information regarding selling restrictions, please see “Notice to Investors” in this product supplement.

Unless otherwise specified in the relevant terms supplement, the settlement date for the notes will be the third business day following the pricing date (which is referred to as a “T+3” settlement cycle).

Conflicts of Interest

We own, directly or indirectly, all of the outstanding equity securities of JPMS. The net proceeds received from the sale of the notes will be used, in part, by JPMS or its affiliates in connection with hedging our obligations under the notes. The underwriting arrangements for an offering of the notes will comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s underwriting of securities of an affiliate.  In accordance with FINRA Rule 5121, neither JPMS nor any other affiliated Agent of ours may make sales in an offering of the notes to any of its discretionary accounts without the specific written approval of the customer.

NOTICE TO INVESTORS

We will offer to sell, and will seek offers to buy, the notes only in jurisdictions where offers and sales are permitted.  None of the accompanying prospectus supplement and prospectus, this product supplement no. 28-I, any related underlying supplement and the terms supplement (each, a “Disclosure Document” and, collectively, the “Disclosure Documents”) will constitute an offer to sell, or a solicitation of an offer to buy, the notes by any person in any jurisdiction in which it is unlawful for that person to make an offer or solicitation.  Neither the delivery of any Disclosure Document nor any sale made thereunder implies that our affairs have not changed or that the information in any Disclosure Document is correct as of any date after the date thereof.

You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of the Disclosure Documents and the purchase, offer or sale of the notes and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the notes under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make those purchases, offers or sales.

Argentina

The notes have not been and will not be authorized by the Comisión Nacional de Valores (the “CNV”) for public offer in Argentina and therefore may not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including, but not limited to, personal offerings, written materials, advertisements, the internet or the media, in circumstances that constitute a public offering of securities under Argentine Law No. 17,811, as amended (the “Argentine Public Offering Law”).

The Argentine Public Offering Law does not expressly recognize the concept of private placement. Notwithstanding the foregoing, pursuant to the general rules on public offering and the few existing judicial and administrative precedents, the following private placement rules have been outlined:

(i)	Targeted investors should be qualified or sophisticated investors, capable of understanding the risk of the proposed investment.

(ii)	Investors should be contacted on an individual, direct and confidential basis, without using any type of massive means of communication.

(iii)	The number of contacted investors should be relatively small.

(iv)	Investors should receive complete and precise information on the proposed investment.

(v)	Any material, brochures, documents, etc, regarding the investment should be delivered in a personal and confidential manner, identifying the name of the recipient.

(vi)
The documents or information mentioned in item (v) should contain a legend or statement expressly stating that the offer is a private offer not subject to the approval or supervision of the CNV, or any other regulator in Argentina.

(vii)
The aforementioned documents or materials should also contain a statement prohibiting the re-sale or re-placement of the relevant securities within the Argentine territory or their sale through any type of transaction that may constitute a public offering of securities pursuant to Argentine law.

The Bahamas

The notes will not be offered or sold in or into The Bahamas except in circumstances that do not constitute a “public offering” according to the Securities Industry Act, 1999.  The offer of the notes, directly or indirectly, in or from within The Bahamas may only be made by an entity or person who is licensed as a Broker Dealer by the Securities Commission of The Bahamas.  Persons deemed “resident” in The Bahamas pursuant to the Exchange Control Regulations, 1956 must receive the prior approval of the Central Bank of The Bahamas prior to accepting an offer to purchase any notes.

Bermuda

The Disclosure Documents have not been and will not be registered or filed with any regulatory authority in Bermuda.  The offering of the notes pursuant to the Disclosure Documents to persons resident in Bermuda is not prohibited, provided we are not thereby carrying on business in Bermuda.

Brazil

The notes have not been and will not be registered with the “Comissão de Valores Mobiliários” — the Brazilian Securities and Exchange Commission (“CVM”) and accordingly, the notes may not and will not be sold, promised to be sold, offered, solicited, advertised and/or marketed within the Federal Republic of Brazil, except in circumstances that cannot be construed as a public offering or unauthorized distribution of securities under Brazilian laws and regulations.  The notes are not being offered into Brazil.  Documents relating to an offering of the notes, including the Disclosure Documents, as well as the information contained therein, may not be supplied or distributed to the public in Brazil nor be used in connection with any offer for subscription or sale of the notes to the public in Brazil.

British Virgin Islands

The notes may not be offered in the British Virgin Islands unless we or the person offering the notes on our behalf is licensed to carry on business in the British Virgin Islands.  We are not licensed to carry on business in the British Virgin Islands.  The notes may be offered to British Virgin Islands “business companies” (from outside the British Virgin Islands) without restriction.  A British Virgin Islands “business company” is a company formed under or otherwise governed by the BVI Business Companies Act, 2004 (British Virgin Islands).

Cayman Islands

The Disclosure Documents and the notes have not been and will not be registered under the laws and regulations of the Cayman Islands, nor has any regulatory authority in the Cayman Islands passed comment upon or approved the accuracy or adequacy of the Disclosure Documents.  The notes will not be offered or sold, directly or indirectly, in the Cayman Islands.

Chile

The Agents, we and the notes have not been and will not be registered with the Superintendencia de Valores y Seguros de Chile (Chilean Securities and Insurance Commission) pursuant to Ley No. 18,045 de Mercado de Valores (the “Chilean Securities Act”), as amended, of the Republic of Chile and, accordingly, the notes will not be offered or sold within Chile or to, or for the account of benefit of, persons in Chile, except in circumstances that will not result in a public offering and/or securities intermediation in Chile within the meaning of the Chilean Securities Act.

None of the Agents is a bank or a licensed broker in Chile, and therefore each Agent has not and will not conduct transactions or any business operations in any of such qualities, including the marketing, offer and sale of the notes, except in circumstances that will not result in a “public offering” as such term is defined in Article 4 of the Chilean Securities Act, and/or will not result in the intermediation of securities in Chile within the meaning of Article 24 of the Chilean Securities Act and/or the breach of the brokerage restrictions set forth in Article 39 of Decree with Force of Law No. 3 of 1997.

The notes will be sold only to specific buyers, each of which will be deemed upon purchase:

(i)
to be a financial institution and/or an institutional investor or a qualified investor with such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in the notes;

(ii)
to agree that it will only resell the notes in the Republic of Chile in compliance with all applicable laws and regulations; and that it will deliver to each person to whom the notes are transferred a notice substantially to the effect of this selling restriction;

(iii)	to acknowledge receipt of sufficient information required to make an informed decision whether or not to invest in the notes; and

(iv)
to acknowledge that it has not relied upon advice from any Agent and/or us, or our respective affiliates, regarding the determination of the convenience or suitability of notes as an investment for the buyer or any other person; and that it has taken and relied upon independent legal, regulatory, tax and accounting advice.

Colombia

The notes have not been and will not be registered in the National Securities Registry of Colombia (Registro Nacional de Valores y Emisores) kept by the Colombian Financial Superintendency (Superintendencia Financiera de Colombia) or in the Colombian Stock Exchange (Bolsa de Valores de Colombia).  Therefore, the notes will not be marketed, offered, sold or distributed in Colombia or to Colombian residents in any manner that would be characterized as a public offering, as such is defined in article 1.2.1.1 of Resolution 400, issued on May 22, 1995 by the Securities Superintendency General Commission (Sala General de la Superintendencia de Valores), as amended from time to time.

If the notes are to be marketed within Colombian territory or to Colombian residents, regardless of the number of persons to which said marketing is addressed to, any such promotion or advertisement of the notes must be made through a local financial entity, a representative’s office, or a local correspondent, in accordance with Decree 2558, issued on June 6, 2007 by the Ministry of Finance and Public Credit of Colombia, as amended from time to time.

Therefore, the notes should not be marketed within Colombian territory or to Colombian residents, by any given means, that may be considered as being addressed to an indeterminate number of persons or to more than ninety-nine (99) persons, including but not limited to:

(i)	any written material or other means of communication, such as subscription lists, bulletins, pamphlets or advertisements;

(ii)	any offer or sale of the notes at offices or branches open to the public;

(iii)
use of any oral or written advertisements, letters, announcements, notices or any other means of communication that may be perceived to be addressed to an indeterminate number of persons for the purpose of marketing and/or offering the notes; or

(iv)	use (a) non-solicited emails or (b) email distribution lists to market the notes.

The Disclosure Documents are for your sole and exclusive use, including any of your shareholders, administrators or employees, as applicable.  You acknowledge the Colombian laws and regulations (specifically foreign exchange and tax regulations) applicable to any transaction or investment consummated pursuant thereto and represent that you are the sole liable party for full compliance with those laws and regulations.

El Salvador

The notes may not be offered to the general public in El Salvador, and according to Article 2 of the Ley de Mercado de Valores (Securities Market Law) of the Republic of El Salvador, Legislative Decree number 809 dated 16 February 1994, published on the Diario Oficial (Official Gazette) number 73-BIS, Number 323, dated 21 April 1994, and in compliance with the aforementioned regulation, each Agent has represented and agreed that it will not make an invitation for subscription or purchase of the notes to indeterminate individuals, nor will it make known any Disclosure Document in the territory of El Salvador through any mass media communication such as television, radio, press or any similar medium, other than publications of an international nature that are received in El Salvador, such as internet access or foreign cable advertisements, that are not directed to the Salvadoran public.  The offering of the notes will not be registered with an authorized stock exchange in the Republic of El Salvador.  Any negotiation for the purchase or sale of notes in the Republic of El Salvador will be negotiated only on an individual basis with determinate individuals or entities in strict compliance with the aforementioned Article 2 of the Salvadoran Securities Market Law, and will, in any event, be effected in accordance with all securities, tax and exchange control of the Dominican Republic, Central America, and United States Free Trade Agreements, and other applicable laws or regulations of the Republic of El Salvador.

European Economic Area

In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a “Relevant Member State”), each Agent has represented and agreed, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it will not make an offer of the notes to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of the notes to the public in that Relevant Member State:

(i)	at any time to any legal entity that is a qualified investor as defined in the Prospectus Directive;

(ii)
at any time to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the Agent; or

(iii)	at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no offer of notes will require us or any Agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of the notes to the public” in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

This European Economic Area selling restriction is in addition to any other selling restrictions set out herein.

Hong Kong

Each Agent has represented and agreed that:

(i)
it will not offer or sell in Hong Kong, by means of any document, the notes (except for notes which are a “structured product” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong) other than (a) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance; or (b) in other circumstances that do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or that do not constitute an offer to the public within the meaning of that Ordinance; and

(ii)
it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes that is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Jersey

Each Agent has represented to and agreed with us that it will not circulate in Jersey any offer for subscription, sale or exchange of the notes that would constitute an offer to the public for the purposes of Article 8 of the Control of Borrowing (Jersey) Order 1958.

Mexico

The notes have not been and will not be registered with the Mexican National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and therefore, may not be offered or sold publicly in the United Mexican States.  The Disclosure Documents may not be publicly distributed in the United Mexican States.  The notes may be privately placed in Mexico among institutional and qualified investors, pursuant to the private placement exemption set forth in Article 8 of the Mexican Securities Market Law.

The Netherlands

Each Agent has represented and agreed that with effect from and including January 1, 2012, it will not make an offer of notes that are the subject of the offering contemplated by the Disclosure Documents to the public in The Netherlands in reliance on Article 3(2) of the Prospectus Directive if and to the extent article 5:20(5) of the Dutch Financial Supervision Act (Wet op het financieel toezicht, the “DFSA”) will be applied, unless such offer is made exclusively to qualified investors in The Netherlands as defined in the Prospectus Directive, provided that no offer of the notes will require us or any Agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive.  For the purposes of this provision, the expressions (i) an “offer of notes to the public” in The Netherlands; and (ii) “Prospectus Directive” have the meaning given to them above under the section entitled “European Economic Area.”

Panama

The notes have not been and will not be registered with the National Securities Commission of the Republic of Panama under Decree Law No. 1 of July 8, 1999 (the “Panamanian Securities Law”) and may not be publicly offered or sold within Panama, except in certain limited transactions exempt from the registration requirements of the Panamanian Securities Law. The notes do not benefit from the tax incentives provided by the Panamanian Securities Law and are not subject to regulation or supervision by the National Securities Commission of the Republic of Panama.

Peru

The notes have not been and will not be registered with or approved by the regulator of the Peruvian securities market or the stock exchange.  Accordingly, the notes will be offered only to institutional investors (as defined by the Peruvian Securities Market Law — “Ley de Mercado de Valores” enacted by Legislative Decree No. 861 — Unified Text of the Law approved by Supreme Decree No. 093-2002-EF) and not to the public in general or a segment of it.  The placement of the notes shall comply with article 5 of the Peruvian Securities Market Law.

Singapore

None of the Disclosure Documents has been registered as a prospectus with the Monetary Authority of Singapore.  Accordingly, the Disclosure Documents and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1) of the SFA, or to any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person, which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust will not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; or (4) as specified in Section 276(7) of the SFA.

Switzerland

The Disclosure Documents are not intended to constitute an offer or solicitation to purchase or invest in the notes described therein.  The notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland.  Neither the Disclosure Documents nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or the Swiss Collective Investment Scheme Act, and neither the Disclosure Documents nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Neither the Disclosure Documents nor any other offering or marketing material relating to us, the offering or the notes have been or will be filed with or approved by any Swiss regulatory authority.  The notes are not subject to the supervision by any Swiss regulatory authority, e.g., the Swiss Financial Markets Supervisory Authority (FINMA), and investors in the notes will not benefit from protection or supervision by any such authority.

United Kingdom

Each Agent has represented and agreed that:

(a)
in relation to any notes that have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”) by the Issuer;

(b)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(c)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Uruguay

The offering of notes in Uruguay constitutes a private offering and each Agent has agreed that the notes and we will not be registered with the Central Bank of Uruguay pursuant to section 2 of Uruguayan law 16.749.

Venezuela

The notes will not be registered with the Venezuelan National Securities Commission (Comisión Nacional de Valores) and will not be publicly offered in Venezuela.  No document related to the offering of the notes shall be interpreted to constitute a public offer of securities in Venezuela.  This document has been sent exclusively to clients of the Agents and the information contained herein is private, confidential and for the exclusive use of the addressee.  Investors wishing to acquire the notes may use only funds located outside of Venezuela, which are not of mandatory sale to the Central Bank of Venezuela (Banco Central de Venezuela) or are not otherwise subject to restrictions or limitations under the exchange control regulation currently in force in Venezuela.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the notes.  Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, (the “Code”) prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, “Parties in Interest”) with respect to such Plans.  As a result of our business, we, and our current and future affiliates, may be Parties in Interest with respect to many Plans.  Where we (or our affiliate) are a Party in Interest with respect to a Plan (either directly or by reason of our ownership interests in our directly or indirectly owned subsidiaries), the purchase and holding of the notes by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless statutory or administrative exemptive relief were available.

Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the notes.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).  In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the notes and related lending transactions, provided that neither the issuer of the notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”).  There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the notes.

Accordingly, the notes may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service-provider exemption or there is some other basis on which the purchase and holding of the notes will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.  Each purchaser or holder of the notes or any interest therein will be deemed to have represented by its purchase or holding of the notes that (a) it is not a Plan and its purchase and holding of the notes is not made on behalf of or with “plan assets” of any Plan or (b) its purchase and holding of the notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Certain governmental plans (as defined in Section 3(32) of ERISA), church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”).  Accordingly, each such purchaser or holder of the notes shall be required to represent (and deemed to have represented by its purchase of the notes) that such purchase and holding is not prohibited under applicable Similar Laws.

Due to the complexity of these rules, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1, 84-14, the service provider exemption or some other basis on which the acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

The notes are contractual financial instruments.  The financial exposure provided by the notes is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the notes.  The notes have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the notes.

Each purchaser or holder of any notes acknowledges and agrees that:

(i)
the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the notes, (B) the purchaser or holder’s investment in the notes, or (C) the exercise of or failure to exercise any rights we have under or with respect to the notes;

(ii)
we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the notes and (B) all hedging transactions in connection with our obligations under the notes;

(iii)
any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)	our interests are adverse to the interests of the purchaser or holder; and

(v)
neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws.  The sale of any notes to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment is appropriate for, or meets all relevant legal requirements with respect to investments by, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.